UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 4, 2005


                             JOHN H. HARLAND COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


                                     GEORGIA
                 (State or Other Jurisdiction of Incorporation)


             1-6352                                   58-0278260
 (Commission File Number)             (IRS Employer Identification No.)


    2939 Miller Road, Decatur, Georgia            30035
 (Address of Principal Executive Offices)       (Zip Code)


                                 (770) 981-9460
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
          (Former Name or Former Address, if Changed Since Last Report)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 5, 2005 John H. Harland Company (the "Company") and Liberty Enterprises, Inc. ("Liberty") announced the execution of an Agreement and Plan of Merger, dated as of April 4, 2005 (the "Merger Agreement"), among the Company, Justice Acquisition Corporation ("Justice"), a wholly-owned subsidiary of the Company, Liberty, certain shareholders of Liberty and a shareholders' representative of Liberty. Under the Merger Agreement, Justice will merge with and into Liberty with Liberty being the surviving corporation and becoming a wholly-owned subsidiary of the Company (the "Merger").

The Merger consideration to be paid to the shareholders of Liberty is $160 Million in cash plus all cash and cash equivalents held by Liberty as of the closing date, minus all indebtedness for money borrowed as well as certain amounts owed by Liberty as of the closing date as a result of the Merger. Of the Merger consideration, $8 Million will be held in escrow for 18 months from the closing date to secure certain rights of indemnification in favor of the Company under the Merger Agreement. In addition, an Internal Revenue Code Section 338(h)(10) election will be made in connection with the Merger, and the Company will be entitled to indemnification for certain tax losses up to an aggregate of $40 Million.

The Merger is subject to the approval of the shareholders of Liberty and the termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by reference.

Item 7.01.  Regulation FD Disclosure.

A copy of the joint press release issued by the Company and Liberty announcing the signing of the Merger Agreement is attached as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.


Item 9.01.  Financial Statements and Exhibits.

(c)        Exhibits

Exhibit No.       Exhibit

 2.1 Agreement and Plan of Merger, dated as of April 4, 2005, by and among John H. Harland Company, Justice Acquisition Corporation, Liberty Enterprises, Inc., the shareholders of Liberty Enterprises, Inc. named therein and David L. Copham solely in the capacity as the shareholders' representative


99.1              Press Release issued April 5, 2005

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


                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                JOHN H. HARLAND COMPANY



Date:  April 8, 2005            By: /s/ John C. Walters
                                    -----------------------------

                                    John C. Walters
                                    Senior Vice President and
                                    General Counsel


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


Exhibit Index

Exhibit Number    Description of the Exhibit

2.1 Agreement and Plan of Merger, dated as of April 4, 2005, by and among John H. Harland Company, Justice Acquisition Corporation, Liberty Enterprises, Inc., the shareholders of Liberty Enterprises, Inc. named therein and David L. Copham solely in the capacity as the shareholders' representative

99.1              Press Release issued April 5, 2005


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